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                                                                    Exhibit 99.1

                              DELTA AIR LINES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)

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
                                                     THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                          JUNE 30                             JUNE 30
                                              --------------------------------    --------------------------------
                                                   2001              2000              2001              2000
                                              --------------    --------------    --------------    --------------

OPERATING REVENUES:
       Passenger                              $        3,537    $        4,190    $        7,135    $        7,856
       Cargo                                             131               145               271               286
       Other, net                                        108               134               212               238
                                              --------------    --------------    --------------    --------------

                                                       3,776             4,469             7,618             8,380

OPERATING EXPENSES:
       Salaries and related costs                      1,567             1,514             3,181             2,942
       Aircraft fuel                                     463               461               977               895
       Depreciation and amortization                     331               302               655               599
       Contracted services                               254               236               512               464
       Landing fees and other rents                      196               195               398               383
       Aircraft maintenance materials and
       outside repairs                                   193               195               380               366
       Aircraft rent                                     186               186               374               371
       Other selling expenses                            164               172               344               333
       Passenger commissions                             144               176               285               345
       Passenger service                                 128               114               243               216
       Other special charges                              60                86                60                86
       Other                                             204               226               438               431
                                              --------------    --------------    --------------    --------------
          Total operating expenses                     3,890             3,863             7,847             7,431
                                              --------------    --------------    --------------    --------------

OPERATING INCOME (LOSS)                                 (114)              606              (229)              949
                                              --------------    --------------    --------------    --------------

OTHER INCOME (EXPENSE):
       Interest expense, net                             (91)              (67)             (177)             (136)
       Gains from sales of investments                     7               228                 7               301
       Fair value adjustments of SFAS 133
       derivatives                                       112                --                95                --
       Miscellaneous income (expense),
       net                                               (13)                8               (17)               25
                                              --------------    --------------    --------------    --------------

                                                          15               169               (92)              190
                                              --------------    --------------    --------------    --------------

INCOME (LOSS) BEFORE INCOME TAXES                        (99)              775              (321)            1,139

INCOME TAXES PROVIDED, NET                                 9              (315)               98              (462)
                                              --------------    --------------    --------------    --------------

NET INCOME (LOSS)                                        (90)              460              (223)              677

PREFERRED STOCK DIVIDENDS                                 (4)               (3)               (7)               (6)
                                              --------------    --------------    --------------    --------------

NET INCOME (LOSS) AVAILABLE TO
COMMON SHAREOWNERS                            $          (94)   $          457    $         (230)   $          671
                                              ==============    ==============    ==============    ==============

BASIC EARNINGS (LOSS) PER SHARE               $        (0.76)   $         3.73    $        (1.87)   $         5.38
                                              ==============    ==============    ==============    ==============

DILUTED EARNINGS (LOSS) PER SHARE             $        (0.76)   $         3.51    $        (1.87)   $         5.11
                                              ==============    ==============    ==============    ==============

WEIGHTED AVERAGE SHARES USED
IN PER SHARE COMPUTATION
         Basic                                   123,052,899       122,558,486       123,041,961       124,720,905
         Diluted                                 123,052,899       130,950,392       123,041,961       132,086,711

DIVIDENDS PER COMMON SHARE                    $        0.025    $        0.025    $        0.050    $        0.050
                                              ==============    ==============    ==============    ==============
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